Form 147 – ntccnfpln

UNITED STATES BANKRUPTCY COURT

District of New Jersey
MLK Jr Federal Building
50 Walnut Street
Newark, NJ 07102

Case No.: 20–21436–SLM
Chapter: 11
Judge: Stacey L. Meisel

In Re: Debtor(s) (name(s) used by the debtor(s) in the last 8 years, including married, maiden, trade, and address):
SITO Mobile Solutions, Inc.
123 Town Square Place, #419
Jersey City, NJ 07310

Social Security No.:

Employer's Tax I.D. No.:
41–2043380

NOTICE OF ORDER CONFIRMING CHAPTER 11 PLAN

NOTICE IS HEREBY GIVEN that an Order Confirming the Chapter 11 plan was entered on September 15, 2021.

IT IS FURTHER NOTICED,

1. The clerk shall close the case 180 days after entry of the order confirming plan. Local Rule 3022–1(a).

2. On motion of a party in interest filed and served within the time period set forth above, the court may for cause extend the time for closing the case. Local Rule 3022–1(c).

3. All applications for allowance of fees and expenses shall be filed within 90 days after entry of a final order confirming plan, or such fees and expenses shall be deemed to be waived. Local Rule 2016–4.

Dated: September 15, 2021
JAN: ntp

Jeanne Naughton
Clerk

Order Filed on September 15, 2021
by Clerk,
U.S. Bankruptcy Court
District of New Jersey

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

Caption in Compliance with D.N.J. LBR 9004-2(c)

GENOVA BURNS LLC.
110 Allen Road, Suite 304
Basking Ridge, NJ 07920
Phone: (973) 467-2700
Fax: (973) 467-8126
Counsel for SITO Mobile Solutions, Inc., SITO Mobile, Ltd., and SITO Mobile R&D IP, LLC.
DANIEL M. STOLZ
DONALD W. CLARKE

In Re: **SITO MOBILE SOLUTIONS, INC.,** Debtor.	Case No.: 20-21436 Judge: Honorable Stacey L. Meisel Chapter: 11
In Re: **SITO MOBILE, LTD.,** Debtor.	Case No.: 20-21435 Judge: Honorable Stacey L. Meisel Chapter: 11
In Re: **SITO MOBILE R&D IP, LLC.,** Debtor.	Case No.: 20-21437 Judge: Honorable Stacey L. Meisel Chapter: 11

ORDER CONFIRMING JOINT PLAN OF REORGANIZATION

The Second Amended Joint Plan of Reorganization filed by the above captioned Debtors (hereinafter the "Debtors"), on Friday, September 10, 2021 as docket entry no. 300 (the "Plan) is hereby confirmed pursuant to 11 U.S.C. §1129(a) and the provisions of confirmation contained on the following pages two through ten are hereby ORDERED.

DATED: September 15, 2021

Honorable Stacey L. Meisel
United States Bankruptcy Judge

The Debtors, having filed their Plan, and based upon the Certification of Service filed by counsel for the Debtors, said Plan having been circulated to all creditors, claimants, and parties in interest, and the Court having reviewed the contents of the Plan, the ballots case in favor of and against the Plan, and all objections to confirmation of the Plan, and the Court having conducted hearings on September 14, 2021 with respect to confirmation of the Plan, in accordance with 11 U.S.C. §1129(a), and the Court having received evidence by way of the Certification of Thomas Candelaria, and the Certification of Daniel M. Stolz, and the Court having reviewed the Memorandum of Law submitted by counsel for the Debtors and having taken judicial notice of the filings and events in these Chapter 11 Cases, and all objections to confirmation having been resolved, withdrawn or overruled; and good cause appearing for the entry of this Order,

THE COURT FINDS AND CONCLUDES THAT:

A. Exclusive jurisdiction; venue; core proceeding. This Court has jurisdiction over this Chapter 11 case pursuant to 28 U.S.C. §§ 157 and 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. §157(b). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. This Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

B. The July 20, 2021 Order. By Order dated July 20, 2021 [docket #262], this Court approved the Debtors' Disclosure Statement filed on June 10, 2021 as docket #229, fixing

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August 30, 2021 as the last day for filing and serving written objections to the Disclosure Statement and confirmation of the Plan, and fixing August 30, 2021 as the last day for filing written acceptances or rejections of the Plan under D.N.J. LBR 3018-1(a). The procedures for solicitation and tabulation of votes to accept or reject the Plan provided a fair and equitable process, consistent with §1126 of the Bankruptcy Code. Pursuant to this Order, the Disclosure Statement be and it is hereby granted final approval.

C. Good faith solicitation. Votes for the acceptance or rejection of the Plan were solicited in good faith and in compliance with the Court's Order, pursuant to §§ 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of New Jersey (the "Local Rules"), and all other applicable rules, laws and regulations. Accordingly, the Debtors and their agents, representatives, attorneys, advisors, and other persons involved in the solicitation process are entitled to the protections afforded by §1125(e) of the Bankruptcy Code.

D. Notice. Adequate and sufficient notice of the Disclosure Statement, the Plan, the voting deadline, the confirmation objection deadline and the confirmation hearing was provided to all parties entitled to such notice, including all known holders of claims, and no other or further notice shall be required.

E. Voting in favor of the Plan. All unsecured creditors and noteholders, constituting the only impaired classes under the Plan, have voted to accept the Plan. All other classes of creditors are conclusively deemed to have voted in favor of the Plan.

F. Compliance with requirements for confirmation. The Plan satisfies the requirements for confirmation set forth in 11 U.S.C. §1129(a) as follows:

i. The Plan complies with the applicable provisions of 11 U.S.C. §1129(a)(1);

ii. The Plan proponent has complied with the applicable provisions of 11 U.S.C. §1129(a)(2);

iii. The Plan has been proposed in good faith and not by any means forbidden by law and therefore complies with 11 U.S.C. §1129(a)(3);

iv. All payments made or to be made by the proponent in connection with the Plan and incident to the case have been approved by or are subject to approval of this Court as reasonable and the Plan therefore complies with 11 U.S.C. §1129(a)(4);

v. The Debtors have disclosed the identity and affiliations of all individuals and professionals who shall serve after confirmation of the Plan and the Plan therefore complies with 11 U.S.C. §1129(a)(5);

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vi. The Plan does not provide for any changes in rates over which a governmental regulatory commission has jurisdiction and the Plan therefore complies with 11 U.S.C. §1129(a)(6);

vii. The evidence proffered by the Debtor (1) is persuasive and credible, (2) has not been controverted by other evidence or has not been challenged, (3) is based upon reasonable and sound assumptions, and (4) establishes that each holder of an impaired claim either has accepted the Plan or will receive or retain under the Plan, on account of such claim, property of a value, as of the effective date, that is not less than the amount that such holder would receive or retain under chapter 7 of the Bankruptcy Code on such date and therefore the Plan complies with 11 U.S.C. §1129(a)(7);

viii. All classes that are impaired under the Plan have voted to accept the Plan and the Plan therefore complies with 11 U.S.C. §1129(a)(8);

ix. The treatment of allowed administrative expense claims and allowed priority non-tax claims under the Plan satisfies the requirements of §1129(a)(9)(A), (B), (C) and (D) of the Bankruptcy Code (11 U.S.C. §1129(a)(9));

x. The Plan and the evidence proffered or adduced at the confirmation hearing (1) are persuasive and credible, (2) have not been controverted by other credible evidence or sufficiently challenged in any objection to the Plan

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confirmation, and (3) established that the Plan is feasible and the Plan therefore complies with 11 U.S.C. §1129(a)(11);

xi. The Debtor will pay, on or before the effective date of the Plan, any unpaid fees payable under 28 U.S.C. §1930, thereby satisfying U.S.C. §1129(a)(12);

xii. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of Section 5 of the Securities Act of 1933 and the Plan therefore complies with 11 U.S.C. §1129(d);

G. Substantive Consolidation. The Plan provides for the substantive consolidation of the bankruptcy estates of SITO Mobile Solutions, Inc., SITO Mobile, Ltd., and SITO R&D IP LLC, pursuant to the provisions of 11 U.S.C. §105 and other applicable provisions of law and the Court has found basis for such substantive consolidation and the objection of the United States Trustee to such substantive consolidation has been resolved, as stated on the record.

H. Retention of jurisdiction. This Court may properly retain jurisdiction over the matters set forth in the Plan.

WHEREFORE, IT IS HEREBY:

ORDERED, ADJUDGED, AND DECREED, THAT:

1. The Plan, a copy of which is annexed hereto as Exhibit "A", and each of its provisions, with the exception of those set forth herein, are hereby confirmed under §1129 of the

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Bankruptcy Code. The terms of the Plan and exhibits attached to the Disclosure Statement filed therewith are incorporated by reference into and are an integral part of this Confirmation Order, subject to the following. The Plan Funding Agreement filed by the Debtors at Docket No. 304 is approved as the Plan Funding Agreement, to the exclusion of all other versions of the Plan Funding Agreement filed by the Debtors.

2. The Plan be and is hereby amended as follows:

a. The DIP Lenders and Plan Funders, as those parties are defined in the Plan, be and are hereby removed from the exculpation provisions of Article 10.05 of the Plan;

b. The exculpation provisions of Article 10.05 shall run through the Effective Date of the Plan, not closing of the Case, and the exculpation provisions are amended to provide for such termination;

c. The injunction provisions of Article 10.06 of the Plan be and are hereby removed in its entirety.

3. The Debtors are hereby authorized and directed to execute, deliver, file or record all documents and take all actions necessary or appropriate to implement, effectuate and consummate the Plan, without further application to or order of this Court. On or after the entry of this Confirmation Order, and subject to the occurrence of the Effective Date, the Plan and its provisions shall be binding upon the Debtors and any holder of claims against the Debtors,

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whether or not the claim of such creditor is impaired under the Plan, and whether or not such creditor has voted, or is deemed to have voted, for or against the Plan.

4. On the Effective Date, title to all property of the Debtors' Estates, shall revest in the reorganized Debtors, free and clear of all liens, claims, encumbrances, charges and interests arising on or before the Effective Date, with the exception to the net proceeds of the IP Litigation, which shall be utilized to pay claims, in accordance with the provisions of the Plan.

5. Section 1146 Exemption. Pursuant to Bankruptcy Code §1146, the issuance, transfer or exchange of notes, claims or equity securities under the Plan, the creation or transfer of any mortgage, deed of trust, lien, pledge, or any other security interest, the making or assignment of any contract, lease or sublease, the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in conjunction with the Plan will not be subject to any stamp tax or other similar tax or any tax held to be a stamp tax or other similar tax by applicable law.

6. Continuation of Stays and Injunctions. All the injunctions and/or automatic stays provided for or in connection with the Chapter 11 case, whether pursuant to §105, §362, or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to confirmation, shall remain in full force and effect until a discharge and any other permanent injunctions become effective. In addition, all actions in the nature of those to be enjoined by the

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permanent injunctions contained in the Plan and herein shall be enjoined during the period between the Confirmation Date and the Effective Date.

7. Retention of Jurisdiction. To the extent permissible by applicable law, this Court shall have and retain jurisdiction upon the Effective Date in accordance with the Plan, to, among other things, enforce this Confirmation Order including, but not limited to the releases and injunctions contained herein and in the Plan, to adjudicate, preserve and retain causes of action, and over all other matters arising under, arising out of, or related to the Chapter 11 case, and the Plan, in accordance with the provisions of this Plan and §§ 105 and 1142 of the Bankruptcy Code.

8. Conflicts between Confirmation Order and Plan. The failure to specifically include any particular provision of the Plan in this Confirmation Order will not diminish the effectiveness of such provision, it being the intent of this Court that the Plan is confirmed in its entirety and incorporated herein by reference. To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and conditions contained in this Confirmation Order shall govern. The provisions of this Confirmation Order are integrated with each other and are non-severable and are mutually dependent unless expressly stated by further Order of this Court.

9. Pursuant to Bankruptcy Rule 3020(e), this Confirmation Order shall not be stayed and shall be immediately effective upon entry on the docket of this Court.

10. The appointment of Daniel M. Stolz, Esq. as Plan Administrator, pursuant to Article 4.11 of the Second Amended Plan be and is hereby approved.

11. All objections to confirmation, not otherwise resolved, be and are hereby overruled.